AZENTA ANNOUNCES LEADERSHIP TRANSITION Current Director Dr. Martin Madaus Appointed Interim CEO Company Reaffirms Previously Announced Fourth Quarter Fiscal 2026 Total Revenue Guidance BURLINGTON, Mass., August 24, 2026 – Azenta, Inc. (Nasdaq: AZTA) (“Azenta” or “the Company”) today announced that current member of the Board of Directors (the “Board”) Dr. Martin Madaus has been appointed interim President and CEO, and that John Marotta has resigned as an executive officer and director of the Company. Dr. Madaus has served in multiple CEO roles in the diagnostics and life science tools industry and joined the Azenta Board in 2024 – making him the ideal individual to lead the Company during this transition. He is a Senior Operating Executive at the Carlyle Group Inc. (Nasdaq: CG) and has a proven track record of creating shareholder value in both public and private life science companies. Notably, he has served as Chairman, President and CEO of Millipore Corporation, Chairman and CEO of Ortho-Clinical Diagnostics, and President and CEO of Roche Diagnostics North America, a subsidiary of Roche Holding AG. The Board has retained leading search firm Heidrick & Struggles, and a search process for a permanent CEO is underway. Additionally, the Company is reaffirming its fourth quarter fiscal 2026 total revenue guidance previously issued on August 4, 2026. The Company now expects fourth quarter fiscal 2026 adjusted EBITDA to be impacted by a one-time approximately $3 million consulting expense that will be recorded in the fourth quarter. Excluding this one-time charge, the Company would be reaffirming adjusted EBITDA as well. Frank E. Casal, Chairman of the Azenta Board, said, “Azenta’s focus remains on executing our long-range strategic plan to drive profitable, sustainable value creation. The Board regularly analyzes the performance of our core business units and will continue to evaluate which areas merit targeted reinvestments, while also maintaining a disciplined approach to capital deployment. As discussed on our third quarter earnings call earlier this month, we have seen notable progress in terms of revenue and profitability, and the Board is confident that Martin is the ideal choice to help build on this positive momentum and guide Azenta during this transition period. His track record of successful leadership in our sector speaks for itself, and we believe his deep familiarity with our businesses from his time on the Board will help allow for a seamless transition for our customers, partners, and employees.” Dr. Madaus said, “I am pleased to be taking on this role and look forward to leading Azenta as we continue to focus on disciplined execution and advancing key initiatives in support of our strategic plan. I have long admired Azenta as a leader in the space and believe that, with the support of the Company’s incredibly talented team, we can accelerate our efforts to meet our commitments and deliver value for shareholders.” Mr. Casal continued, “On behalf of the Board, I would like to thank John for his contributions to Azenta.” Dr. Martin Madaus Full Biography Dr. Martin Madaus has more than 30 years of leadership experience in diagnostics and life science tools, both as an executive and a board member. He is a Senior Operating Executive at the Carlyle Group Inc. (Nasdaq: CG), a global investment firm with $485 billion in assets under management. In addition to the Board of Azenta, he also currently serves as Chair of the Board of Repligen Corporation and as a director at Haemonetics Corporation (NYSE: HAE). He previously served as Chairman and CEO at Ortho-Clinical Diagnostics (now QuidelOrtho Corporation), Chairman, President and CEO of Millipore Corporation, and President and CEO of Roche Diagnostics North America, a subsidiary of Roche Holding AG (SWX: ROG). He earned a Doctor of Veterinary Medicine Degree from the University of Munich, Germany, and a Ph.D. in Veterinary Medicine from the Veterinary University of Hannover, Germany.

"Safe Harbor Statement" under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended Some statements in this release are forward-looking statements made under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta's actual financial and business results to differ materially from those expressed or implied by such statements. They are based on the facts and assumptions known to management at the time they are made. Forward looking statements include, but are not limited to, statements regarding the Company's guidance, the Company’s long-range plan, the Company’s analyses of its core business units and its investments and capital deployment and the Company’s expectations with respect to Dr. Madaus’ role as Interim President and CEO and his impact on the Company’s business, customers, partners, employees and shareholders. Factors that could cause actual results to differ materially from those expressed or implied by forward looking statements include, but are not limited to: the Company’s ability to ensure a smooth CEO transition; the Company's ability to execute on and realize the expected benefits from its transformation and operational improvement initiatives; changes in customer demand, purchasing behavior or funding conditions in the markets the Company serves; macroeconomic, geopolitical or regulatory developments; the impact of foreign currency fluctuations; the Company's ability to effectively manage costs, improve productivity and achieve anticipated margin improvements; supply chain disruptions; competitive dynamics; the ability of customers to meet payment obligations; risks relating to the collectability and timely repayment of the $35 million secured vendor loan extended to the buyer in connection with the B Medical Systems divestiture, including the buyer's ability to obtain permanent financing, the sufficiency of the collateral securing the loan, and the potential for an associated charge or impairment; and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10 K, Quarterly Reports on Form 10 Q and Current Reports on Form 8 K. Because forward looking statements relate to future events and are based on current expectations, they are inherently subject to significant uncertainties, particularly with respect to projections and assumptions extending over multiple years. As a result, actual outcomes may differ materially from those projected. Azenta expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. About Azenta Life Sciences Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey. Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com. AZENTA INVESTOR CONTACTS: Yvonne Perron Vice President, Financial Planning & Analysis and Investor Relations ir@azenta.com Maria Isabel Cuartas Manager Investor Relations ir@azenta.com AZENTA MEDIA CONTACT: Joe Germani / Dan Zacchei Longacre Square Partners LSP-Azenta@Longacresquare.com